UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES AND EXCHANGE ACT OF 1934

November 16, 2007

Date of Report (Date of earliest event reported)

WATSON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-13305	95-3872914
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

311 Bonnie Circle Corona, California		92880
(Address of principal executive offices)		(Zip Code)

(951) 493-5300

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 16, 2007, Watson Pharmaceuticals, Inc. (the “Company”), announced the appointment of Mark W. Durand, to the position of Senior Vice President and Chief Financial Officer of the Company effective as of November 26, 2007 (the “Effective Date”). The Company has entered into an employment agreement with Mr. Durand, pursuant to which, among other things:

(i)	it has agreed to pay Mr. Durand an annual base salary of $450,000;

(ii)	it has agreed to pay to Mr. Durand a $150,000 sign-on bonus of which $50,000 will be payable upon the Company’s first scheduled payroll distribution date after Mr. Durand’s Effective Date and $100,000 of which will be payable on the Company’s first scheduled payroll distribution date in March 2008;

(iii)	it has agreed to award Mr. Durand 10,000 shares of restricted stock of the Company within thirty (30) days after his Effective Date. These shares will be issued under the Company’s Amendment and Restatement of the 2001 Incentive Award Plan and will use the Company’s standard form of restricted stock agreement for executive officers. Fifty percent (50%) of the shares of restricted stock will vest on the second anniversary of the date such shares are awarded to Mr. Durand and the remaining fifty percent (50%) of the shares of restricted stock will vest on the fourth anniversary of the date such shares are awarded to Mr. Durand;

(iv)	beginning with the 2008 calendar year, Mr. Durand will be eligible to receive an annual cash bonus, at a target level of not less than fifty percent (50%) of his then current base salary, based on the attainment of certain goals and initiatives, all such initiatives and goals as approved by the Chief Executive Officer and the Compensation Committee of the Company’s Board of Directors; and

(v)	beginning in 2008 Mr. Durand will be eligible to receive an annual award of restricted stock to be granted on the same date and on substantially the same vesting terms as, the annual restricted stock awards granted to other executive employees of the Company.

Mr. Durand’s employment agreement also provides for certain severance payments and benefits in the event that Mr. Durand’s employment is terminated without cause, he resigns for good reason or he is terminated within 90 days before or 24 months after a change of control of the Company. This description of the terms of Mr. Durand’s employment arrangement is qualified in its entirety by Mr. Durand’s employment agreement with the Company, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 16, 2007, the Company announced the appointment of Mark W. Durand, to the position of Senior Vice President and Chief Financial Officer of the Company effective as of November 26, 2007. The description of Mr. Durand’s employment and compensation arrangement is hereby incorporated by reference from Item 1.01 above.

Prior to joining the Company, Mr. Durand, age 48, served as Chief Financial Officer and Senior Vice President Finance and Business Development of Teva Pharmaceuticals USA, Inc., a subsidiary of Teva Pharmaceutical Industries Limited, a global generic pharmaceuticals company, from October 2004 through November 2007. Prior to joining Teva, Mr. Durand served Bristol-Myers Squibb Company, a global pharmaceutical and health care products company, in various capacities from 1986 through 2004, including as Vice President Finance and Business Development from May 2002 through September 2004.

R. Todd Joyce, who has been serving the Company as interim principal financial officer since October 2006, will continue to do so until the Effective Date. Mr. Joyce will continue as our Vice President, Corporate Controller thereafter.

The news release announcing Mr. Durand’s appointment to the position of Senior Vice President and Chief Financial Officer of the Company is attached hereto as Exhibit 99.1

Item 9.01. Financial Statements and Exhibits.

d. Exhibit

10.1	Key Employment Agreement entered into as of November 26, 2007 by and between Mark W. Durand and the Company.

99.1	News Release titled “Watson Names Mark Durand Chief Financial Officer” dated November 16, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	November 20, 2007.	WATSON PHARMACEUTICALS, INC.

		By:	/s/ David A. Buchen
David A. Buchen
Senior Vice President, General Counsel and
Secretary